As filed with the Securities and Exchange Commission on August 23, 2024
Registration No. 333- _____
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

8x8, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	77-0142404
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
675 Creekside Way
Campbell, CA 95008

(Address of principal executive offices)
(408) 727-1885

(Registrant's telephone number, including area code)
8x8, Inc. 2022 Equity Incentive Plan
8x8, Inc. Amended and Restated 2017 New Employee Inducement Incentive Plan

(Full Title of the Plans)

Laurence Denny
Secretary and Chief Legal Officer
8x8, Inc.
675 Creekside Way
Campbell, CA 95008

(Name and Address of Agent For Service)
(408) 727-1885

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

INFORMATION REQUIRED PURSUANT
TO GENERAL INSTRUCTION E TO FORM S-8

Explanatory Note

This Registration Statement is being filed by 8x8, Inc. (the “Registrant”) to register 5,906,560 shares of its common stock, $0.001 par value per share (the “Common Stock”) which includes: (i) 2,656,560 shares of Common Stock from previously issued grants that have been cancelled prior to vesting and which will be issuable to eligible individuals under the Registrant’s (x) 2022 Equity Incentive Plan, as amended (the “2022 Plan”), for which a registration statement of the Registrant on Form S-8 (File No. 333-266171) is effective, and (y) Amended and Restated 2017 New Employee Inducement Incentive Plan (the “2017 Plan”), for which registration statements of the Registrant on Form S-8 (File Nos. 333-276829, 333-272218, 333-262510, 333-251489, 333-225388, and 333-221290) are effective, and (ii) 3,250,000 shares of Common Stock to account for future shares that may become granted and subsequently cancelled prior to vesting and which will be issuable to eligible individuals under the 2022 Plan and the 2017 Plan.

Additionally, this Registration Statement is being filed by the Registrant to register an additional (i) 14,000,000 shares of its Common Stock, issuable to eligible individuals under the 2022 Plan pursuant to an amendment to the 2022 Plan authorized by the stockholders of the Registrant on August 15, 2024, such shares which are in addition to 8,000,000 shares of Common Stock registered on the Registrant’s Form S-8 filed on July 15, 2022 (File No. 333-266171) (collectively, all prior registration statements referenced above are referred to herein as the “Prior Registration Statements”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate and is submitted in accordance with Instruction E to Form S-8 regarding the registration of additional securities. Accordingly, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
    The following documents filed by the Registrant with the SEC are hereby incorporated by reference in this Registration Statement:
1.The Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2024, filed with the SEC on May 21, 2024, including the portions of the Registrant’s proxy statement for the 2024 annual meeting of stockholders, filed with the Commission on July 11, 2024, incorporated by reference in Part III of the 2024 Annual Report on Form 10-K;

2.The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2024, filed with the SEC on August 8, 2024;

3.The Registrant’s Current Reports on Form 8-K filed with the SEC on April 8, 2024, June 18, 2024, July 15, 2024, August 7, 2024 (but not any Item 2.02 or Exhibit 99.1 of such filing, which were furnished under applicable SEC rules rather than filed), and August 19, 2024; and

4.The description of the Registrant’s capital stock filed as Exhibit 4.1 to its Annual Report on Form 10-K for the fiscal year ended March 31, 2024, filed with the SEC on May 21, 2024.

In addition, all documents filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all of such securities then remaining unsold, are deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained in this Registration Statement or in a document incorporated by reference shall be deemed modified or superseded to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

Item 8.    Exhibits.

Exhibit    Description
5.1    Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
10.1    Amended and Restated 2017 New Employee Inducement Incentive Plan (incorporated by reference to Exhibit 10.1 to Form S-8 filed on February 2, 2024)
10.2    8x8, Inc. 2022 Equity Incentive Plan, As Amended
23.1    Consent of Skadden, Arps, Slate, Meagher and Flom (included in Exhibit 5.1)
23.2    Consent of Independent Registered Public Accounting Firm
24.1    Power of Attorney (included in signature page to this Registration Statement)
107    Calculation of Filing Fee Table

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Campbell, State of California, on the 23rd day of August 2024.
8x8, Inc.
By: /s/ Samuel Wilson
Samuel Wilson
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Samuel Wilson, Laurence Denny and Kevin Kraus, and each one of them, acting individually and without the other, as his or her true and lawful attorney-in-fact and agent, each with full power of substitution, for him and in his or her name, place and stead in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Samuel Wilson Samuel Wilson	Chief Executive Officer and Director (Principal Executive Officer and Director)	August 23, 2024

/s/ Kevin Kraus Kevin Kraus	Chief Financial Officer (Principal Financial Officer)	August 23, 2024

/s/ Jaswinder Pal Singh Jaswinder Pal Singh	Chairman and Director	August 23, 2024

/s/ Monique Bonner Monique Bonner	Director	August 23, 2024

/s/Andrew Burton Andrew Burton	Director	August 23, 2024

/s/Todd Ford Todd Ford	Director	August 23, 2024

/s/Alison Gleeson Alison Gleeson	Director	August 23, 2024

/s/ Elizabeth Theophille Elizabeth Theophille	Director	August 23, 2024